United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2024 (March 13, 2024)

SOLIDION TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41323	87-1993879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13344 Noel Road, Suite 1100

Dallas, TX 75240

(Address of principal executive offices, including zip code)

(972) 918-5120

Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STI	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Subscription Agreement

On March 13, 2024, Solidion Technology, Inc. (the “Company”) entered into a private placement transaction (the “Private Placement”), pursuant to a Securities Purchase Agreement (the “Subscription Agreement”) with certain institutional investors (the “Purchasers”) for aggregate gross proceeds of approximately $3.85 million, before deducting fees to the placement agent and other expenses payable by the Company in connection with the Private Placement. The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes. EF Hutton, LLC, acted as the exclusive placement agent for the Private Placement. The Private Placement closed on March 15, 2024.

As part of the Private Placement, the Company issued an aggregate of 5,133,332 units and pre-funded units (collectively, the “Units”) at a purchase price of $0.75 per unit (less $0.0001 per pre-funded unit). Each Unit consists of (i) one share of common stock, par value $0.0001 per share of the Company (the “Common Stock”) (or one pre-funded warrant to purchase one share of Common Stock (the “Pre-Funded Warrant”)), (ii) two Series A warrants each to purchase one share of Common Stock (the “Series A Warrant”) and (iii) one Series B warrant to purchase such number of shares of Common Stock as determined on the Reset Date (as defined below), and in accordance with the terms therein (the “Series B Warrant” and together with the Pre-Funded Warrant and the Series A Warrant, the “Warrants”).

The Pre-Funded Warrants are exercisable on issuance at an exercise price of $0.0001 per share of Common Stock and will not expire until exercised in full. The Series A Warrants are exercisable upon issuance and have an exercise price of $0.75 per share of Common Stock (subject to certain anti-dilution and share combination event protections) and have a term of 5.5 years from the date of Stockholder Approval (as defined in the Subscription Agreement). The Series B Warrants will be exercisable following the Reset Date (as defined in the Series B Warrant), will have an exercise price of $0.0001 per share of Common Stock and will have a term of 5.5 years from the date of Stockholder Approval (as defined in the Subscription Agreement). The exercise price and number of shares of Common Stock issuable under the Series A Warrants are subject to adjustment and the number of shares of Common Stock issuable under the Series B Warrant will be determined following the later to occur of: (i) the earlier of (A) the first trading day after the date on which a resale registration statement covering the resale of all Registrable Securities (as defined in the Series B Warrant) has been declared effective for 10 consecutive trading days or (B) the first trading day after the date on which the Purchasers may sell the Registrable Securities pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) for a period of 10 consecutive trading days, or (ii) the 11th trading day after Stockholder Approval (as defined in the Subscription Agreement) is obtained (the “Reset Date”), and to be determined pursuant to the lowest daily average trading price of the Common Stock during the Reset Period (as defined in the Series B Warrant), subject to a pricing floor of $0.15 per share of Common Stock, such that the maximum number of shares of Common Stock underlying the Series A Warrants and Series B Warrants would be an aggregate of approximately 10,266,664 shares and 25,666,660 shares, respectively. In the event either of clauses (i) or (ii) in the immediately preceding sentence has not occurred, “Reset Date” means the 11th trading day after twelve months and 30 trading days following the issuance date of the Series B Warrants. The Company has undertaken to file a resale registration statement covering all of the Registrable Securities on behalf the Purchasers pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”) also entered into with the Purchasers in connection with the Private Placement.

The foregoing description of the Pre-Funded Warrant, Series A Warrant, Series B Warrant, Subscription Agreement and Form of Registration Rights Agreement is qualified in its entirety by reference to the full text of the Form of Pre-Funded Warrant, Form of Series A Warrant, Form of Series B Warrant, Subscription Agreement, and Form of Registration Rights Agreement, a copy of each of which is filed as Exhibits 4.1, 4.2, 4.3, 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

Lock-Up Agreement

In connection with the execution of the Subscription Agreement, certain holders of Common Stock have entered into contemporaneously with the signing of the Subscription Agreement, a lock-up agreement (the “Lock-Up Agreement”), pursuant to which each such holder of Common Stock will agree, subject to certain customary exceptions, not to (i) sell, offer to sell, agree to offer or sell, solicit offers to purchase, convert, contract or agree to sell, pledge, encumber, assign, borrow, or otherwise dispose of, directly or indirectly, any shares of Common Stock held by them (such shares, together with any securities convertible into or exchangeable for or representing the rights to receive shares of Common Stock if any, acquired during the Lock-Up Period (as defined below), the “Lock-Up Shares”), (ii) enter into a transaction that would have the same effect, (iii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or otherwise, or engage in any short sales or other arrangement with respect to the Lock-Up Shares or (iv) publicly announce any intention to effect any transaction specified in clause (i) or (ii) until the date that is 6 months after the Closing Date (the period from the date of the Lock-Up Agreement until such date, the “Lock-Up Period”).

The foregoing description of the Lock-Up Agreement is qualified in its entirety by reference to the full text of the form of Lock-Up Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K, and incorporated herein by reference.

Voting Agreement

In connection with the execution of the Subscription Agreement, certain holders of Common Stock (as identified in the Voting Agreement) have entered into, contemporaneously with the signing of the Subscription Agreement, a voting agreement (the “Voting Agreement”), pursuant to which such holders of Common Stock agree to vote in favor of certain matters relating to the issuance of the Units pursuant to the Subscription Agreement (as described in the Voting Agreement).

The foregoing description of the Voting Agreement is qualified in its entirety by reference to the full text of the form of Voting Agreement, a copy of which is included as Exhibit 10.4 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Report under the heading “Subscription Agreement” is incorporated by reference herein. The shares of Common Stock and Warrants to be issued in connection with the Subscription Agreement and the transactions contemplated thereby will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

On March 13, 2024, the Company issued a press release announcing the execution of the Subscription Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K and the documents incorporated by reference herein contain contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words "forecasts" "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "could," "target," "potential," "is likely," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include (i) the lack of a third party valuation in determining to pursue the business combination, (ii) the effect of the announcement or closing of the business combination on the Company’s business relationships, operating results and business generally, (iii) risks that the business combination disrupts current plans and operations of the Company and potential difficulties in the Company’s employee retention as a result of the transaction, (iv) the outcome of any legal proceedings that may be instituted against Honeycomb Battery Company or against Nubia Brand International Corp. (“Nubia”) related to the transaction, (v) the ability to maintain the listing of the Company’s securities on a national securities exchange, (vi) volatility of the price of the Company’s securities due to a variety of factors, including changes in the competitive and highly regulated industries in which the Company operates, variations in operating performance across competitors, changes in laws and regulations affecting the Company’s business and changes in the combined capital structure, (vi) the ability to implement business plans, forecasts, and other expectations after the completion of the transaction, and identify and realize additional opportunities, and (vii) the risk of downturns and a changing regulatory landscape in the highly competitive EV battery industry, and the Risk Factors contained within our filings with the Securities and Exchange Commission (the “SEC”), including Nubia’s definitive proxy statement filed with the SEC on November 8, 2023. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
4.1	Form of Series A Warrant
4.2	Form of Series B Warrant
4.3	Form of Pre-funded Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Lockup Agreement
10.4	Form of Voting Agreement
99.1	Press Release dated March 13, 2024
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2024

SOLIDION TECHNOLOGY, INC.

By:	/s/ Jaymes Winters
Name:	Jaymes Winters
Title:	Chief Executive Officer

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